EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Fourth-Quarter and Full-Year 2022 Financial Results

BEDFORD, Mass., February 13, 2023 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

Financial Performance Highlights
•Revenue for the fourth quarter of 2022 was $357.9 million, compared with $455.4 million in the fourth quarter of 2021. Full-year 2022 revenue of $1,183.4 million declined 24% from $1,565.0 million in 2021.
◦The company’s fourth-quarter 2022 revenue performance was primarily impacted by lower orders from retailers and distributors in North America and EMEA.
◦Geographically, fourth-quarter 2022 revenue declined 26% in EMEA, 22% in the U.S. and 2% in Japan over the prior period last year. Full-year 2022 revenue declined 43% in EMEA, 18% in the U.S. and 6% in Japan.
◦Thanks to a solid initial contribution from the newly introduced Roomba Combo j7+, revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 84% of total robot sales in the fourth quarter of 2022 versus 81% in the same quarter one year ago. Mid-tier and premium robots represented 82% of full-year 2022 robot sales, compared with 83% in 2021. Aeris air purifier revenue was not material in the fourth quarter of 2022.
◦We estimate that iRobot’s fourth-quarter 2022 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, declined by approximately 17% from the fourth quarter of 2021 and represented 55% of fourth-quarter 2022 revenue. For the full year 2022, we estimate that revenue to support e-commerce declined by approximately 24% and represented 59% of annual revenue versus 58% in 2021. iRobot’s direct-to-consumer (DTC) revenue of $73 million in the fourth quarter of 2022 increased 7% from the prior year’s fourth quarter. Full-year 2022 DTC revenue of $194 million grew 3% over 2021.
•The company’s fourth-quarter 2022 GAAP operating loss was ($84.8) million, compared with the company’s GAAP operating loss of ($44.9) million in the fourth quarter of 2021. iRobot’s fourth-quarter 2022 non-GAAP operating loss was ($61.6) million, compared with a non-GAAP operating loss of ($33.6) million in the same period one year ago. The company’s fourth-quarter 2022 operating loss reflected the impact of lower revenue and a lower gross profit margin primarily attributable to increased promotional activities. The company’s full-year 2022 GAAP operating loss was ($240.4) million, compared with a GAAP operating loss of ($1.1) million in 2021. iRobot’s non-GAAP operating loss for 2022 was ($168.0) million versus non-GAAP operating income of $38.3 million for full year 2021.
•iRobot’s GAAP net loss per share was ($3.07) for the fourth quarter of 2022, compared with a GAAP net loss per share of ($1.17) in the fourth quarter of 2021. Non-GAAP net loss per share was ($1.52) for the fourth quarter of 2022 versus a non-GAAP net loss per share of ($1.05) in the fourth quarter of

2021. GAAP net loss per share for 2022 was ($10.52), compared with GAAP net income per share of $1.08 in 2021. For the full-year 2022, the company’s non-GAAP net loss per share was ($4.33), compared with non-GAAP net income per share of $1.34 in 2021.
•As of December 31, 2022, the company’s cash, cash equivalents and short-term investments were $117.9 million, compared with $89.6 million as of October 1, 2022 and $234.5 million at the end of 2021. During the fourth quarter, the company repaid its total outstanding borrowings of $90.0 million on its credit facility.
•The company’s inventory balance was $285 million, or 95 days – GAAP (or 96 days – non-GAAP), as of December 31, 2022, versus $419 million, or 191 days as of October 1, 2022 and $333 million, or 92 days, at the end of 2021. The sequential decrease in inventory from third-quarter 2022 levels primarily reflected the use of on-hand inventory to fulfill fourth-quarter 2022 orders and a significant decrease in in-transit inventory.
◦iRobot plans to continue using its on-hand inventory to fulfill what it expects will be relatively muted orders during the first quarter of 2023 due in part to the shifting of certain orders into the second quarter of 2023. Given these dynamics, iRobot has temporarily reduced robot production at its contract manufacturing partners in China and Malaysia with plans to increase production in April 2023.

First-Quarter 2023 Cost Reduction Actions
•As a follow-on action to the company’s August 2022 restructuring of operations and in anticipation that market conditions will remain challenging into 2023, iRobot has initiated a new restructuring program that is expected to deliver net annualized savings of approximately $14 million. As part of this restructuring, the company plans to reduce its workforce by approximately 7%, or approximately 85 employees, primarily by streamlining certain functions across the company. In addition to the reduction in force, iRobot’s 2023 operating plan incorporates scaled back working media and other demand-generation activities, limited investment in non-robotic product categories and minimal new hiring plans in 2023.
◦In conjunction with the workforce reduction, iRobot expects to record restructuring charges of approximately $4 million in the first quarter of 2023.
•The company anticipates that the decline in 2023 GAAP and non-GAAP operating expenses will range from mid-single digits to low double-digits on a percentage basis from 2022 GAAP and non-GAAP levels.

Fourth-Quarter and Recent Business Highlights
•The company’s floor care products were featured as recommended gifts during 2022 holiday season by The Wall Street Journal, The New York Times and WELT among many other top newspapers, magazines and websites. In addition, the Roomba Combo j7+, introduced in September 2022, received favorable reviews by The Verge, Men’s Health, Tech Radar in the U.K., El Pais in Spain and Kaden Watch in Japan.
•The company’s community of engaged, connected customers who have opted-in to its digital communications grew to 17.6 million at the end of 2022, an increase of 26% from 2021.
•In mid-December, the United States Trade Representative announced a nine‑month extension of a Section 301 tariff exclusion for robotic vacuum cleaners that had been set to expire at the end of 2022.
•On January 20, 2023, based on the company’s fourth-quarter 2022 cash performance and cash generation outlook for 2023, iRobot disclosed a new amendment to its credit facility that, among other changes, extended the expiration date from June 2023 to mid-September 2024, and resized the commitment to $100 million.

In light of the pending transaction with Amazon.com, Inc., which was announced on August 5, 2022, iRobot will not hold a fourth-quarter and full-year 2022 financial results conference call, and its practice of providing full-year financial guidance remains suspended.

About iRobot Corp. iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the Company’s plans and expectations regarding 2023 cost reduction actions and the financial impacts thereof, expected 2023 operating costs, plans relating to manufacturing production, and plans for inventory use in the first quarter of 2023 are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction with Amazon.com, Inc in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xviv) current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; (xx) the financial strength of our customers and retailers; (xxi) the impact of tariffs on goods imported into the United States; and (xxii) competition, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenue	$357,872	$455,448	$1,183,383	$1,564,987
Cost of revenue:
Cost of product revenue	272,367	329,275	830,478	1,013,465
Amortization of acquired intangible assets	280	548	2,812	1,223
Total cost of revenue	272,647	329,823	833,290	1,014,688
Gross profit	85,225	125,625	350,093	550,299
Operating expenses:
Research and development	40,615	40,472	166,508	161,331
Selling and marketing	95,952	103,126	293,307	289,848
General and administrative	33,527	26,603	118,112	99,190
Amortization of acquired intangible assets	(54)	369	12,549	1,030
Total operating expenses	170,040	170,570	590,476	551,399
Operating loss	(84,815)	(44,945)	(240,383)	(1,100)
Other (expense) income, net	(1,393)	3,246	(21,300)	29,384
(Loss) income before income taxes	(86,208)	(41,699)	(261,683)	28,284
Income tax (benefit) expense	(2,107)	(10,188)	24,612	(2,106)
Net (loss) income	$(84,101)	$(31,511)	$(286,295)	$30,390

Net (loss) income per share:
Basic	$(3.07)	$(1.17)	$(10.52)	$1.10
Diluted	$(3.07)	$(1.17)	$(10.52)	$1.08

Number of shares used in per share calculations:
Basic	27,379	26,978	27,214	27,687
Diluted	27,379	26,978	27,214	28,162

Stock-based compensation included in above figures:
Cost of revenue	$620	$392	$2,194	$1,321
Research and development	2,816	2,646	10,473	9,542
Selling and marketing	1,558	1,208	6,358	4,190
General and administrative	3,402	1,253	12,880	6,641
Total	$8,396	$5,499	$31,905	$21,694

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31, 2022	January 1, 2022
Assets
Cash and cash equivalents	$117,949	$201,457
Short term investments	—	33,044
Accounts receivable, net	66,025	160,642
Inventory	285,250	333,296
Other current assets	59,076	61,094
Total current assets	528,300	789,533
Property and equipment, net	60,909	78,887
Operating lease right-of-use assets	26,084	37,609
Deferred tax assets	16,248	37,945
Goodwill	167,724	173,292
Intangible assets, net	11,260	28,410
Other assets	24,918	38,753
Total assets	$835,443	$1,184,429

Liabilities and stockholders' equity
Accounts payable	$184,016	$251,298
Accrued expenses	98,959	132,618
Deferred revenue and customer advances	13,208	11,767
Total current liabilities	296,183	395,683
Operating lease liabilities	33,247	43,462
Deferred tax liabilities	931	3,250
Other long-term liabilities	29,366	25,311
Total long-term liabilities	63,544	72,023
Total liabilities	359,727	467,706
Stockholders' equity	475,716	716,723
Total liabilities and stockholders' equity	$835,443	$1,184,429

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 31, 2022	January 1, 2022
Cash flows from operating activities:
Net (loss) income	$(286,295)	$30,390
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	47,869	33,309
Loss (gain) on equity investment	19,718	(30,063)
Stock-based compensation	31,905	21,694
Deferred income taxes, net	18,799	(6,934)
Other	(1,003)	5,940
Changes in operating assets and liabilities — (use) source, excluding effects of acquisition
Accounts receivable	94,750	10,290
Inventory	49,399	(151,193)
Other assets	52,029	(19,868)
Accounts payable	(73,598)	82,289
Accrued expenses and other liabilities	(43,594)	(7,824)
Net cash used in operating activities	(90,021)	(31,970)

Cash flows from investing activities:
Additions of property and equipment	(12,325)	(29,928)
Purchase of investments	(3,150)	(10,811)
Cash paid for business acquisition, net of cash acquired	—	(71,357)
Sales and maturities of investments	17,723	63,976
Net cash provided by (used in) investing activities	2,248	(48,120)

Cash flows from financing activities:
Proceeds from employee stock plans	4,719	6,719
Income tax withholding payment associated with restricted stock vesting	(1,775)	(5,161)
Stock repurchases	—	(150,000)
Net cash provided by (used in) financing activities	2,944	(148,442)

Effect of exchange rate changes on cash and cash equivalents	1,321	(2,646)
Net decrease in cash and cash equivalents	(83,508)	(231,178)
Cash and cash equivalents, at beginning of period	201,457	432,635
Cash and cash equivalents, at end of period	$117,949	$201,457

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenue by Geography: *
Domestic	$175,481	$226,035	$615,107	$754,173
International	182,391	229,413	568,276	810,814
Total	$357,872	$455,448	$1,183,383	$1,564,987

Robot Units Shipped *
Vacuum	1,213	1,480	3,772	4,976
Mopping	122	177	410	626
Total	1,335	1,657	4,182	5,602

Revenue by Product Category **
Vacuum***	$331	$408	$1,066	$1,399
Mopping and other****	27	47	117	166
Total	$358	$455	$1,183	$1,565

Average gross selling prices for robot units	$362	$352	$337	$332

Headcount	1,254	1,372

* in thousands
** in millions
*** Includes Roomba robot vacuum-related accessory revenue
**** Includes Braava robot mop-related accessory revenue and air purifier, handheld vacuum and Root

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

Tariff Refunds: iRobot’s Section 301 List 3 Tariff Exclusion was reinstated in March 2022, which temporarily eliminates tariffs on our Roomba products imported from China beginning on October 12, 2021 until December 31, 2022. This temporary exclusion, which was subsequently extended until September 30, 2023, entitles us to a refund of all related tariffs previously paid since October 12, 2021. We exclude the refunds for tariff costs expensed during fiscal 2021 from our 2022 non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of facilities, warehouses and any other leased properties, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
GAAP Revenue	$357,872	$455,448	$1,183,383	$1,564,987

GAAP Gross Profit	$85,225	$125,625	$350,093	$550,299
Amortization of acquired intangible assets	280	548	2,812	1,223
Stock-based compensation	620	392	2,194	1,321
Net merger, acquisition and divestiture expense	462	—	462	—
Tariff refunds	—	—	(11,727)	(270)
Restructuring and other	—	—	4,551	—
Non-GAAP Gross Profit	$86,587	$126,565	$348,385	$552,573
Non-GAAP Gross Margin	24.2%	27.8%	29.4%	35.3%

GAAP Operating Expenses	$170,040	$170,570	$590,476	$551,399
Amortization of acquired intangible assets	54	(369)	(12,549)	(1,030)
Stock-based compensation	(7,776)	(5,107)	(29,711)	(20,373)
Net merger, acquisition and divestiture expense	(10,079)	(784)	(18,195)	(2,059)
IP litigation expense, net	(404)	(4,173)	(4,638)	(13,464)
Restructuring and other	(3,628)	58	(9,042)	(156)
Non-GAAP Operating Expenses	$148,207	$160,195	$516,341	$514,317
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	41.4%	35.2%	43.6%	32.9%

GAAP Operating Loss	$(84,815)	$(44,945)	$(240,383)	$(1,100)
Amortization of acquired intangible assets	226	917	15,361	2,253
Stock-based compensation	8,396	5,499	31,905	21,694
Tariff refunds	—	—	(11,727)	(270)
Net merger, acquisition and divestiture expense	10,541	784	18,657	2,059
IP litigation expense, net	404	4,173	4,638	13,464
Restructuring and other	3,628	(58)	13,593	156
Non-GAAP Operating (Loss) Income	$(61,620)	$(33,630)	$(167,956)	$38,256
Non-GAAP Operating Margin	(17.2)%	(7.4)%	(14.2)%	2.4%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
GAAP Income Tax (Benefit) Expense	$(2,107)	$(10,188)	$24,612	$(2,106)
Tax effect of non-GAAP adjustments	(22,986)	3,061	(50,635)	(2,933)
Other tax adjustments	4,690	1,973	(25,789)	4,902
Non-GAAP Income Tax Benefit	$(20,403)	$(5,154)	$(51,812)	$(137)

GAAP Net (Loss) Income	$(84,101)	$(31,511)	$(286,295)	$30,390
Amortization of acquired intangible assets	226	917	15,361	2,253
Stock-based compensation	8,396	5,499	31,905	21,694
Tariff refunds	—	—	(11,727)	(270)
Net merger, acquisition and divestiture expense	10,541	784	18,657	2,059
IP litigation expense, net	404	4,173	4,638	13,464
Restructuring and other	3,628	(58)	13,593	156
Loss (gain) on strategic investments	890	(3,135)	19,718	(30,063)
Income tax effect	18,296	(5,034)	76,424	(1,969)
Non-GAAP Net (Loss) Income	$(41,720)	$(28,365)	$(117,726)	$37,714

GAAP Net (Loss) Income Per Diluted Share	$(3.07)	$(1.17)	$(10.52)	$1.08
Amortization of acquired intangible assets	0.01	0.03	0.56	0.08
Stock-based compensation	0.31	0.20	1.17	0.77
Tariff refunds	—	—	(0.43)	(0.01)
Net merger, acquisition and divestiture expense	0.39	0.03	0.69	0.07
IP litigation expense, net	0.01	0.16	0.17	0.48
Restructuring and other	0.13	—	0.50	0.01
Loss (gain) on strategic investments	0.03	(0.11)	0.72	(1.07)
Income tax effect	0.67	(0.19)	2.81	(0.07)
Non-GAAP Net (Loss) Income Per Diluted Share	$(1.52)	$(1.05)	$(4.33)	$1.34

Number of shares used in diluted per share calculation	27,379	26,978	27,214	28,162

Supplemental Information
Days sales outstanding	17	32
GAAP Days in inventory	95	92
Non-GAAP Days in inventory	96	92

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Section 301 Tariff Costs	$497	$19,105	$2,968	$48,255
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(0.1)%	(4.2)%	(0.3)%	(3.1)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.02)	$(0.57)	$(0.11)	$(1.54)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.01)	$(0.60)	$(0.08)	$(1.72)

Certain numbers may not total due to rounding